Exhibit 5
February 26, 2021
American Financial Group, Inc.
301 East Fourth Street
Cincinnati, Ohio 45202

Re:          Registration Statement on Form S-3 Filed by American Financial Group, Inc.
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by American Financial Group, Inc., an Ohio corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Securities (as defined below).
The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), relating to the public offering of an unlimited amount of: (i) shares of the Company’s common stock (the “Common Stock”), (ii) shares of the Company’s preferred stock (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for shares of Common Stock, (iii) debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for shares of Common Stock, and which may be senior debt securities (the “Senior Debt Securities”) to be issued pursuant to a senior indenture (the “Senior Indenture”) between the Company and U.S. Bank, National Association, as trustee (the “Trustee”), or subordinated debt securities (the “Subordinated Debt Securities”) to be issued pursuant to a subordinated indenture (the “Subordinated Indenture”) between the Company and the Trustee, (iv) depositary shares (the “Depositary Shares”) of the Company representing a fractional interest in a share of Preferred Stock of the Company, (v) warrants to purchase any of the securities described above (the “Warrants”), (vi) purchase contracts of the Company with respect to the securities of the Company or securities of an unaffiliated entity (the “Purchase Contracts”), and (vii) units to purchase any of the securities described above in any combination (the “Units” and together with the Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, and the Purchase Contracts are collectively referred to herein as the “Securities”).

February 26, 2021

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued pursuant to the Senior Indenture or the Subordinated Indenture (collectively, the “Indenture”), as applicable, both of which have been filed as exhibits to the Registration Statement. The Securities are to be sold pursuant to a purchase, underwriting, subscription or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the forms set forth in the Indenture. The Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.
We have examined instruments, documents, agreements, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement, Prospectus and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting, subscription or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (x) the legal capacity of all natural persons; (xi) that the parties, other than the Company, to applicable instruments, documents, agreements, certificates and records had the power, corporate or other, to enter into and perform all obligations thereunder and duly authorized, by all requisite action, corporate or other, the execution and delivery of such documents; and (xii) the Indenture, the Deposit Agreement (as defined below) or any definitive purchase, underwriting, subscription, warrant or similar agreement will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto, other than the Company. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
Based on such examination, we are of the opinion that:
1.
With respect to shares of the Common Stock to be sold by the Company, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) the shares of Common Stock have been delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable;

February 26, 2021

2.
With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Ohio General Corporation Law (a “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Ohio; and (b) the shares of Preferred Stock have been delivered either (i) in accordance with the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable;

3.
With respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture, and the Company has filed respective Form T-1’s for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture;

4.
With respect to Depositary Shares, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Stock underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Ohio; (b) the deposit agreement or agreements relating to the Depositary Shares (the “Deposit Agreement”) and the related Depositary Receipts (the “Depositary Receipts”) have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting, subscription or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable, and entitled to the rights specified in the Deposit Agreement;

February 26, 2021

5.
With respect to the Warrants, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription, warrant or similar agreement duly authorized, executed and delivered by the Company and a warrant agent, as applicable, and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

6.
With respect to the Purchase Contracts, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Purchase Contracts, the terms of the offering thereof,  and related matters and (b) the agreement under which the Purchase Contracts are to be issued has been duly authorized and validly executed and delivered by the Company, then the Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

7.
With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including any Securities underlying the Units), the terms of the offering thereof,  and related matters; and (b) the Units (including any Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, subscription or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion that any document is legal, valid and binding is qualified as to:
a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;
b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and
c)
general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America, the State of New York as to the enforceability of the Debt Securities and the General Corporation Law of the State of Ohio.

February 26, 2021

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the reference to our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit.
This opinion letter is delivered solely to the addresses hereof and no other person or entity is entitled to rely on this opinion letter without our express consent. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter is given as of the date hereof, and we assume no obligation after the date hereof to update or supplement this opinion letter or to advise you after the date hereof of facts or circumstances that come to our attention of changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.
Very truly yours,
KEATING MUETHING & KLEKAMP PLL